AMENDMENT NO. 1

TO

CONSULTING, CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

This Amendment No. 1 to Consulting, Confidentiality and Proprietary Rights Agreement (this “Amendment”) is made by and between DigiPath, Inc. (the “Company”), and Joe Tanner (“Consultant”).

WHEREAS, the Company and Consultant are parties to that certain Consulting, Confidentiality and Proprietary Rights Agreement, dated May 30, 2014 (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. The Schedule to the Original Agreement is hereby deleted in its entirety and replaced with the Schedule set forth in Exhibit A, attached hereto and incorporated herein.

2. Except as otherwise set forth in this Amendment, the Original Agreement shall remain in full force and effect without amendment, modification or diminution.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of September 12, 2014.

Consultant: Joe Tanner

By:	/s/ Joe Tanner
Name:	Joe Tanner

The Company

By:	/s/ David J. Williams
Name:	David J. Williams
Title:	Chief Financial Officer

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EXHIBIT A

Schedule

1.	SERVICES:

The Consultant shall serve as the Company’s Chief Executive Officer, President, and Executive Chairman and shall assume all responsibilities customarily associated with those positions.

2.	SCHEDULE AND COMITTMENT OF TIME:

The Consultant shall dedicate a minimum of 30 hours per week to the Duties. If at any time during the performance of this contract any phases of the required tasks appear to be impossible of execution or if any phase cannot be completed on schedule, it is agreed that Consultant will notify Company within one (1) week of such determination. At the time of such notification Consultant shall explain to Company why a particular task is impossible to complete and propose alternative procedures for achieving the desired result.

3.	REPORTING SCHEDULE:

Consultant shall report to the Board of Directors or their designee regularly, and not less frequently than twice per month progress on the tasks enumerated above.

4.	COMPENSATION AND PAYMENT TERMS:

Effective August 19, 2014, the Consultant shall be paid $15,000 per month.

Consultant shall receive 500,000 shares of common stock options which shall vest quarterly over a period of one year on the following schedule and are exercisable at $0.05 per share.

September 30, 2014 – 50%

December 31, 2014 –75%

March 31, 2015 – 100%

5.	EXPENSES:

Company agrees to reimburse Consultant for reasonably necessary expenses.

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